EXHIBIT 99.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Insightful Corporation for the year ended December 31, 2002, I, Shawn F. Javid, President and Chief Executive Officer of Insightful Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K of Insightful Corporation for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of Insightful Corporation for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of Insightful Corporation.

/S/ SHAWN F. JAVID
Shawn F. Javid President and Chief Executive Officer (Principal Executive Officer)

March 25, 2003